UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 3, 2013
Date of report (Date of earliest event reported)

SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 3, 2013, SurModics, Inc. (the “Company”) issued a press release announcing certain changes in responsibilities of its executive leadership and other organizational changes, including a strategic realignment of its workforce affecting 7 employees, or approximately 6% percent of its staff.  These initiatives are expected to be completed by September 30, 2013.

In connection with the organizational changes, the Company expects to take a one-time pre-tax charge of approximately $0.5 million, or $0.02 per share, in the fourth quarter of fiscal 2013 ending September 30, 2013, primarily related to severance costs, which is also the total of the expected future cash expenditures related to such changes.  The Company expects to redeploy the expected annualized savings of approximately $0.9 to $1.1 million toward its strategic growth initiatives.

A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Forward Looking Statements.

This current report on Form 8-K contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as those regarding the Company’s performance in the near- and long-term and the ability of our strategic initiatives and other investments to provide growth, our positioning as a result of the organizational changes, and anticipated savings, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; (2) possible adverse market conditions and possible adverse impacts on our cash flows, and (3) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	September 9, 2013	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, Legal and Human Resources,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated September 3, 2013.